Exhibit 99.1

                                 LIST OF DEBTORS
                                 ---------------


Lechters, Inc., Debtor & Debtor-in-Possession
(formerly known as Albert Lechter, Inc.)
Lechters Alabama, Inc., Debtor & Debtor-in-Possession Lechters Arizona, Inc., Debtor & Debtor-in-Possession Lechters Arkansas, Inc., Debtor & Debtor-in-Possession Lechters Baltimore, Inc., Debtor & Debtor-in-Possession Lechters California, Inc., Debtor & Debtor-in-Possession Lechters Colorado, Inc., Debtor & Debtor-in-Possession Lechters.com, Inc., Debtor & Debtor-in-Possession (previously known as: Cost Less Home Store, Inc.)
Lechters Connecticut, Inc., Debtor & Debtor-in-Possession Lechters Delaware, Inc., Debtor & Debtor-in-Possession Lechters Florida, Inc., Debtor & Debtor-in-Possession Lechters Georgia, Inc., Debtor & Debtor-in-Possession Lechters Holyoke, Inc., Debtor & Debtor-in-Possession Lechters Idaho, Inc., Debtor & Debtor-in-Possession
Lechters Illinois, Inc., Debtor & Debtor-in-Possession Lechters Indiana, Inc., Debtor & Debtor-in-Possession Lechters Iowa, Inc., Debtor & Debtor-in-Possession
Lechters Kansas, Inc., Debtor & Debtor-in-Possession Lechters Kentucky, Inc., Debtor & Debtor-in-Possession Lechters Louisiana, Inc., Debtor & Debtor-in-Possession Lechters M Street, Inc., Debtor & Debtor-in-Possession Lechters Maine, Inc., Debtor & Debtor-in-Possession
Lechters Michigan, Inc., Debtor & Debtor-in-Possession Lechters Minnesota, Inc., Debtor & Debtor-in-Possession Lechters Mississippi, Inc., Debtor & Debtor-in-Possession Lechters Nebraska, Inc., Debtor & Debtor-in-Possession Lechters Nevada, Inc., Debtor & Debtor-in-Possession Lechters New Hampshire, Inc., Debtor & Debtor-in-Possession Lechters New Jersey, Inc., Debtor & Debtor-in-Possession Lechters New Mexico, Inc., Debtor & Debtor-in-Possession Lechters New York, Inc., Debtor & Debtor-in-Possession Lechters N.Y.C., Inc., Debtor & Debtor-in-Possession Lechters North Carolina, Inc., Debtor & Debtor-in-Possession Lechters Ohio, Inc., Debtor &Debtor-in-Possession
Lechters Oklahoma, Inc., Debtor & Debtor-in-Possession Lechters Oregon, Inc., Debtor & Debtor-in-Possession Lechters Pennsylvania, Inc., Debtor & Debtor-in-Possession Lechters Rhode Island, Inc., Debtor & Debtor-in-Possession Lechters South Carolina, Inc., Debtor & Debtor-in-Possession Lechters Springfield, Inc., Debtor & Debtor-in-Possession Lechters Tennessee, Inc., Debtor & Debtor-in-Possession Lechters Texas, Inc., Debtor & Debtor-in-Possession
Lechters Utah, Inc., Debtor & Debtor-in-Possession
Lechters Vermont, Inc., Debtor & Debtor-in-Possession

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Lechters Washington, Inc., Debtor & Debtor-in-Possession
Lechters West Virginia, Inc., Debtor & Debtor-in-Possession
Lechters Wisconsin, Inc., Debtor & Debtor-in-Possession
Harrison Investment Corp., Debtor & Debtor-in-Possession
Cooks Club, Inc., Debtor & Debtor-in-Possession
Regent Gallery, Inc., Debtor & Debtor-in-Possession
Simple Solutions of NJ, Inc., Debtor & Debtor-in-Possession